Exhibit 99

Phosphate Resource Partners Limited Partnership	100 South Saunders Road Lake Forest, Illinois 60045-2561
FOR IMMEDIATE RELEASE	News Release
Investor and Media Contact: David A. Prichard 847.739.1810 daprichard@imcglobal.com

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
  REPORTS IMPROVED 2003 FOURTH QUARTER RESULTS

            LAKE FOREST, IL, February 5, 2004 - Phosphate Resource Partners Limited Partnership (NYSE: PLP) today reported a loss of $4.3 million, or $0.04 per unit, for the fourth quarter ended December 31, 2003, compared to a loss of $7.8 million, or $0.08 per unit, in the year-ago quarter.

            PLP's equity in the earnings of IMC Phosphates Company (IMC Phosphates) for the fourth quarter of 2003 was $5.2 million versus $2.5 million a year earlier.

            The improved 2003 fourth quarter equity in earnings of IMC Phosphates was impacted by higher diammonium phosphate (DAP) prices and a gain on the sale of IMC Phosphates' Port Sutton marine terminal of $5.8 million, or $0.06 per unit, partially offset by higher ammonia, natural gas and sulphur raw material costs and unfavorable rock costs due to reduced production rates and higher operating expenses.

            PLP also announced today that it will not make a cash distribution for the quarter ended December 31, 2003.  As referred to in the PLP Form 10-Ks for the years ended December 31, 2002 and December 31, 2001, PLP anticipates that for the foreseeable future any available cash will be used to reduce outstanding debt with IMC Global Inc. (NYSE: IGL), the indirect 51.6 percent owner of PLP and parent of PRP-GP LLC, the administrative managing general partner of PLP.  As a result, no PLP cash distributions are planned in the foreseeable future.  IMC Phosphates is a joint venture partnership between PLP, which has a 41.5 percent ownership, and IMC Global.

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            The average price realization for diammonium phosphate (DAP) of $159 per short ton in the fourth quarter of 2003 increased $26, or 20 percent, versus the prior year and $3 per short ton compared to the third quarter of 2003.  Fourth quarter Tampa export and Central Florida domestic DAP spot prices attained levels not achieved in 5 and 8 years, respectively.  Total concentrated phosphate shipments of approximately 1.9 million short tons improved 20 percent versus the prior year level of approximately 1.5 million short tons.  Export volumes rose 13 percent versus 2002 primarily due to higher shipments to China and Brazil; domestic sales volumes increased 32 percent as rising prices and improving farm fundamentals spurred orders.

            Approximately 30 percent of IMC Phosphates' Louisiana concentrated phosphate output continued to be idled to balance supply and current market demand, an operating rate that is expected to be maintained until market conditions show sufficient and sustained improvement.

For the full-year 2003, PLP reported a loss of $70.5 million, or $0.68 per unit, including a non-cash charge of $13.6 million, or $0.13 per unit, for the cumulative effect of a change in accounting principle from the adoption of SFAS No. 143 on January 1, 2003.  This compared to a loss of $22.6 million, or $0.22 per unit, for 2002.  PLP's share in the losses of IMC Phosphates was $18.0 million in 2003 versus equity in the earnings of IMC Phosphates of $18.2 million a year ago.  Increased raw material costs and higher production costs, partially offset by improved selling prices, impacted results.

            "There are some encouraging results and trends to point to in PLP's fourth quarter performance, in spite of the large and negative raw material cost increases which again depressed IMC Phosphates Company's margins," said Douglas A. Pertz, Chairman and Chief Executive Officer of IMC Global.

            "While ammonia costs and DAP selling prices both increased substantially, the rate of DAP price improvements was greater in the latter part of the quarter with DAP prices continuing to strengthen into 2004," Pertz said.  "While we did not see the full impact of these increases in the fourth quarter, they bode well for a strong start in 2004.  The year ended with improving phosphate margins and with the Tampa DAP export spot price at its highest level in about 5 years.  IMC Phosphates Company's margins improved $8 million from the third quarter, average DAP realizations increased $26 per short ton year-over-year, and volumes improved 20 percent."

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            He added that IMC Phosphates Company ended 2003 with the lowest DAP/MAP inventories since 1997.

            Improving global grain and fertilizer fundamentals provide an encouraging backdrop for prospects for better performance in 2004.  Much tighter grain markets, higher crop prices, lower phosphate producer inventories and improved farm income point toward increased domestic and offshore phosphate demand in 2004, Pertz noted.

            He said that high raw material costs, especially ammonia and natural gas, remain challenging in 2004, but pointed out that a $5 per metric ton reduction in first half February Tampa contract ammonia pricing was an encouraging development that suggested prospects for some raw material cost abatement ahead.

            "We see a third consecutive year of improved DAP pricing as supply-and-demand continues to tighten, operating rates edge higher and U.S. exports increase, especially given lower ending stocks in such countries as China, India and Pakistan," he said.

            The degree to which IMC Phosphates Company's results change in 2004 versus 2003 will ultimately depend upon the direction of phosphate pricing and raw material costs, Pertz said.

IMC Global Proposal on Phosphate Resource Partners Limited Partnership

            IMC Global has presented to PRP-GP LLC (a subsidiary of IMC that is the administrative managing general partner of PLP) a proposal to convert each publicly held unit of PLP into 0.2 shares of IMC common stock.  The proposal is subject to negotiation of a definitive agreement, regulatory approval, unitholder action and other customary conditions.  Alpine Capital and The Anne T. and Robert M. Bass Foundation (collectively, the largest public holders of PLP units) have agreed to support such a transaction.

  IMC Global and Cargill Crop Nutrition Combination

            IMC Global and Cargill, Incorporated announced on January 27 the signing of a definitive agreement to combine IMC Global and Cargill Crop Nutrition to create a new, publicly traded company.  The transaction is expected to be immediately accretive to IMC Global earnings per share and to be more additive to earnings per share over the next several years beyond the impact of currently expected improvements in global agricultural and fertilizer fundamentals.

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            The new company is expected to benefit from a stronger balance sheet with increased financial flexibility, a lower cost of capital, significant synergy potential, and an enhanced platform for worldwide growth.

            Under terms of the definitive agreement, IMC Global common shareholders and Cargill will own on a pro forma basis 33.5 percent and 66.5 percent, respectively, of the outstanding common shares of the new company.

            The combination is subject to regulatory approval in the U.S., Brazil, Canada, China and several other countries; the approval of IMC Global shareholders; the completion of the Phosphate Resource Partners Limited Partnership (PLP) unit exchange; and satisfaction of other customary closing conditions.   Closing is anticipated in the summer of 2004.

            PLP is engaged in the production and sale of phosphate crop nutrients and animal feed ingredients.  For more information, visit the PLP Web site at phosplp.com.

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Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding expected quarterly and annual results for 2004, expectations regarding the phosphate market recovery and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of PLP's management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in PLP's forward-looking statements: increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulations in the U.S. and internationally; recovery of the phosphate market; DAP pricing, margins and realizations; and the prices of raw materials.  Additional factors that could cause PLP's results to differ materially from those described in the forward-looking statements can be found in the 2002 Annual Report on Form 10-K of PLP filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's Internet site (http://www.sec.gov).

Not a Proxy Solicitation for PLP Merger Proposal

This communication is not a solicitation of a proxy from any security holder of IMC Global Inc. or PLP.   If the PLP merger transaction is pursued and moves forward to a vote of PLP unitholders, prior to any vote, IMC Global will file a Registration Statement with the Securities and Exchange Commission, which will include a proxy statement/prospectus and other relevant documents concerning the proper merger transaction.  At that time PLP unitholders will be urged to read the proxy statement/prospectus and any other relevant documents filed with the Securities and Exchange Commission because they will contain important information relating to IMC Global, PLP and the proposed merger.  You will be able to obtain the document free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov.  In addition, you may obtain documents filed with the SEC by IMC Global, including periodic reports and current reports, free of charge by requesting them in writing from IMC Global Inc., 100 South Saunders Road, Lake Forest, Illinois 60045-2561, Attention:  David A. Prichard, or by telephone at (847) 739-1200; e-mail: daprichard@imcglobal.com.  You may obtain documents filed with the Securities and Exchange Commission by PLP free of charge by requesting them in writing from Phosphate Resource Partners Limited Partnership, 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045-2561, or by telephone, (847) 739-1200.

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IMC Global, and its respective directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies in connection with any possible merger transaction.  Information regarding such persons and their interests in PLP is set forth in PLP's Annual Report on Form 10-K for the year ended December 31, 2002 under Items 10 and 12.  Investors also will be able to obtain additional information regarding such persons and their interests in any possible transaction by reading IMC Global's registration statement relating to a possible merger when and if filed with the Securities and Exchange Commission.

Not a Proxy Solicitation for IMC Global and Cargill Crop Nutrition Combination

This communication is not a solicitation of a proxy from any security holder of IMC Global or Cargill, Incorporated.   Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between Cargill and IMC Global when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Cargill and IMC Global, without charge, at the Securities and Exchange Commission's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to IMC Global Inc., 100 South Saunders Road, Lake Forest, Illinois 60045-2561, Attention: David A. Prichard, or by telephone at (847) 739-1200, email:  daprichard@imcglobal.com, or to Cargill, Incorporated, 15407 McGinty Road West, MS 25, Wayzata, Minnesota 55391, Attention:  Lori Johnson, or by telephone at (952) 742-6194, email:  lori_johnson@cargill.com.

The respective directors and executive officers of Cargill and IMC Global and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding IMC Global's directors and executive officers is available in its proxy statement filed with the SEC on April 11, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Phosphate Resource Partners Limited Partnership	Statement of Operations (in millions except per unit amounts) (unaudited)
Three months ended December 31		Twelve months ended December 31
	2003	2002	2003	2002
Equity in earnings (loss) of IMC Phosphates Company	$ 5.2	$ 2.5	$ (18.0)	$ 18.2
Selling, general and administrative expenses	(0.6)	2.5	5.9	9.9
Interest expense	7.5	7.8	30.1	30.8
Other expense, net	2.6	-	2.9	0.1
Loss before cumulative effect of a change in accounting principle	(4.3)	(7.8)	(56.9)	(22.6)
Cumulative effect of a change in accounting principle	-	-	(13.6)	-
Loss	$ (4.3)	$ (7.8)	$ (70.5)	$ (22.6)
Loss per unit:
Loss before cumulative effect of a change in accounting principle	$ (0.04)	$ (0.08)	$ (0.55)	$ (0.22)
Cumulative effect of a change in accounting principle	-	-	(0.13)	-
Loss per unit	$ (0.04)	$ (0.08)	$ (0.68)	$ (0.22)
Average number of units outstanding	103.5	103.5	103.5	103.5

Phosphate Resource Partners Limited Partnership	Condensed Balance Sheet (in millions) (unaudited)
	December 31, 2003	December 31, 2002
Assets
Current assets:
Accounts receivable	$ 0.6	$ -
Due from IMC Phosphates Company	59.0	59.0
Total current assets	59.6	59.0
Investment in IMC Phosphates Company	246.1	277.9
Other assets	0.6	0.7
Total assets	$ 306.3	$ 337.6
Liabilities and Partners' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$ 5.6	$ 6.3
Due to IMC Global Inc.	45.4	28.5
Current maturity of long-term debt	5.7	-
Total current liabilities	56.7	34.8
Long-term debt, less current maturity (including $418.3 and $387.6 due to IMC Global Inc. as of December 31, 2003 and 2002, respectively)	568.3	543.3
Other non-current liabilities	101.6	109.1
Partners' deficit	(420.3)	(349.6)
Total liabilities and partners' deficit	$ 306.3	$ 337.6

Phosphate Resource Partners Limited Partnership	Statement of Distributable Cash (in millions) (unaudited)
Quarter ended December 31, 2003
Loss	$ (4.3)
PLP's share of IMC Phosphates Company's gain	(2.4)
PLP's share of IMC Phosphates Company's fourth quarter cash distribution	9.4
Adjusted gain	2.7
Payment of debt	(1.2)
Other adjustments:
Interest accrual, net of payments	2.8
All other	(4.3)
Total available distributable cash	$ -
Distributable cash per unit	$ -
Units outstanding	103.5

Phosphate Resource Partners Limited Partnership	100 South Saunders Road Lake Forest, Illinois 60045-2561
FOR IMMEDIATE RELEASE	News Release
Investor and Media Contact: David A. Prichard 847.739.1810 daprichard@imcglobal.com

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP TO MAKE
NO CASH DISTRIBUTION FOR THE QUARTER ENDED DECEMBER 31, 2003

            LAKE FOREST, IL, February 5, 2004 - Phosphate Resource Partners Limited Partnership (NYSE: PLP) today announced that it will not make a cash distribution for the quarter ended December 31, 2003.

            As referred to in the PLP Form 10-Ks for the years ended December 31, 2002 and December 31, 2001, PLP anticipates that for the foreseeable future any available cash will be used to reduce outstanding debt with IMC Global Inc. (NYSE: IGL), the indirect 51.6 percent owner of PLP and parent of PRP-GP LLC, the administrative managing general partner of PLP.  As a result, no PLP cash distributions are planned in the foreseeable future.

            PLP is engaged in the production and sale of phosphate crop nutrients and animal feed ingredients.  For more information, visit the PLP Web site at phosplp.com.

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(A Statement of Distributable Cash is attached)

Phosphate Resource Partners Limited Partnership	Statement of Distributable Cash (in millions) (unaudited)
Quarter ended December 31, 2003
Loss	$ (4.3)
PLP's share of IMC Phosphates Company's gain	(2.4)
PLP's share of IMC Phosphates Company's fourth quarter cash distribution	9.4
Adjusted gain	2.7
Payment of debt	(1.2)
Other adjustments:
Interest accrual, net of payments	2.8
All other	(4.3)
Total available distributable cash	$ -
Distributable cash per unit	$ -
Units outstanding	103.5